EXHIBIT 11.0

                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                 March 31, 2003
--------------------------------------------------------------------------------


                                                    Less
                                Total Shares     Unallocated     Shares Used For
                                Outstanding      ESOP Shares     EPS Calculation
                                -----------      -----------     ---------------
       December 31, 2002         1,162,320         25,574           1,136,746
       January 31, 2003          1,162,320         25,574           1,136,746
       February 28, 2003         1,162,320         25,574           1,136,746
       March 31, 2003            1,163,887         25,574           1,138,313

               Weighted average number of shares outstanding for
               the quarter ended March 31, 2003, for earnings
               per share calculation                                1,137,138
                                                                    ---------

               Stock options outstanding at March 31, 2003:           150,209
                                                                      -------

               Exercise price of stock options:                  $9.39 per share
                                                                 ---------------

               Average stock price for three-month period:
               ended March 31, 2003                                    $12.77
                                                                       ------

                                                         Three Months Ended
                                                         ------------------
                                                               March 31,
                                                               ---------
Basic Earnings Per Share                              2003               2002
------------------------                              ----               ----

Income available to common stockholders           $   295,004       $   369,741
                                                  ===========       ===========

Weighted average number of common shares
    outstanding for basic EPS calculation         $ 1,137,138       $ 1,123,979
                                                  ===========       ===========

         Basic Earnings Per Share                 $       .26       $       .33
                                                  ===========       ===========

Diluted Earnings Per Share
--------------------------

Income available to common stockholders           $   295,004       $   369,741
                                                  ===========       ===========

Weighted average number of common shares
    outstanding for basic EPS calculation           1,137,138         1,123,979

Weighted average common shares issued
    under stock option plans                          151,384           151,776

Less weighted average shares assumed
    repurchased with proceeds                        (111,315)         (125,052)
                                                  -----------       -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation         1,177,207         1,150,703
                                                  ===========       ===========

         Diluted Earnings Per Share               $       .25       $       .32
                                                  ===========       ===========

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                       COMPUTATIONS OF EARNINGS PER SHARE

                                Six Months Ended

                                 March 31, 2003

                                                     Less
                                 Total Shares     Unallocated    Shares Used For
                                 Outstanding      ESOP Shares    EPS Calculation
September 30, 2002                 1,162,320         25,574         1,136,746
October 31, 2002                   1,162,320         25,574         1,136,746
November 30, 2002                  1,162,320         25,574         1,136,746
December 31, 2002                  1,162,320         25,574         1,136,746
January 31, 2003                   1,162,320         25,574         1,136,746
February 28, 2003                  1,162,320         25,574         1,136,746
March 31, 2003                     1,163,887         25,574         1,138,313

              Weighted average number of shares outstanding for
              the six months ended March 31, 2003, for earnings
              per share calculation                                 1,136,970
                                                                    ---------

              Stock options outstanding at March 31, 2003:            150,209
                                                                      -------

              Exercise price of stock options:                $9.39 per share
                                                              ---------------

              Average stock price for six-month period:
              Ended March 31, 2003                                     $12.23
                                                                       ------

                                                          Six Months Ended
                                                              March 31,
Basic Earnings Per Share                              2003               2002
------------------------                              ----               ----

Income available to common stockholders           $   728,237       $ 1,022,907
                                                  ===========       ===========

Weighted average number of common shares
    outstanding for basic EPS calculation           1,136,970         1,123,979
                                                  ===========       ===========

         Basic Earnings Per Share                 $      0.64       $      0.91
                                                  ===========       ===========

Diluted Earnings Per Share
--------------------------

Income available to common stockholders           $   728,237       $ 1,022,907
                                                  ===========       ===========

Weighted average number of common shares
    outstanding for basic EPS calculation           1,136,970         1,123,979

Weighted average common shares issued
    under stock option plans                          151,552           151,776

Less weighted average shares assumed
    repurchased with proceeds                        (116,359)         (138,676)
                                                  -----------       -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation         1,172,163         1,137,079
                                                  ===========       ===========

Diluted Earnings Per Share                        $      0.62       $      0.90
                                                  ===========       ===========